Exhibit 99.1

MRV Communications, Inc. Names

Barry R. Gorsun President of Optical Communications Systems Division

Proven industry veteran to lead OCS through next phase of growth

CHATSWORTH, CA — October 12, 2010 - MRV Communications, Inc. (OTC Pink Sheets: MRVC) (“MRV” or the “Company”), today announced that it has named Barry R. Gorsun as President of its Optical Communications Systems (OCS) Division.  Gorsun, 67, will replace Mary Jane Gruninger who has left the Company after 19 years with MRV and Xyplex, Inc., a subsidiary acquired by MRV. Gorsun will report directly to Dilip Singh, CEO of MRV.

Gorsun has over 30 years of technology management experience including numerous operational and executive management roles within technology companies.  Gorsun spent 15 years at Summa Four from 1983 to 1998 as VP, Operations, then COO, President and CEO, and finally Chairman, transforming the company from a system development firm into a software switching systems company with annual revenue of over $150M.  He successfully oversaw the sale of the company to Cisco Systems, providing that company with a critical component of its initial footprint in the VoIP arena.  He began his career as an engineer for RCA Missile Systems managing a technical team that successfully developed the radar and transponder system for the first manned moon flight.  He also held roles in engineering and operations management at Bowmar/Ali, Modicon Corporation and Analogic Corporation, and has served as a director on numerous technology and not-for-profit boards.  Most recently, Gorsun served as a managing partner of BayState Capital, a boutique investment firm specializing in hard asset, short-term loans and technology acquisitions.  Mr. Gorsun attended Northeastern University-BSIT in 1967, and has been a guest lecturer at the university’s graduate school of business

“On behalf of all the employees of MRV, I want to thank Mary Jane for her contributions and years of service.  We wish her all the best in her future endeavors,” stated Dilip Singh, CEO of MRV Communications. “MRV is privileged to have someone of Barry’s caliber join our company.  His track record of dynamic leadership with technology companies is the ideal fit for OCS.  I am very confident that Barry will have an immediate impact enhancing our quality, support and delivery efforts, and will be very aggressive in bringing our next generation technology to market.  Barry’s operational and financial experience will prove invaluable as OCS continues to be a driving force in the optical communications industry.”

“MRV is an incredibly diverse and technologically advanced organization,” said Gorsun.  “The OCS division has been instrumental in building a foundation for continued growth.  I will look to build upon this legacy, concentrating on enhancing our sales channels and working to support sustainable growth and profitability.  I am very excited to be joining such an incredible team.”

About MRV Communications, Inc.

MRV Communications, Inc. is a leading networking company with a full line of packet-optical transport (“POTS”), carrier Ethernet, 40G and out-of-band networking equipment, services and optical components for high-speed carrier and enterprise networks and specialized aerospace, defense and other communications networks. MRV’s networking business provides equipment for commercial customers, governments and telecommunications service providers. MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. The company’s optical components business provides optical communications components for access and Fiber-to-the-Premises applications and operates under the Source Photonics brand. For more information about MRV and its products, please call (818) 773-0900, or visit www.mrv.com and www.sourcephotonics.com.

Forward-Looking Statements

This press release contains statements regarding management’s future expectations, beliefs, goals, plans or prospects about MRV. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could”, “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur. All information in this release is as of October 12, 2010. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations

MRV Communications, Inc.

(818)886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.

(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations

MRV Communications, Inc.

pr@mrv.com